Green Brick Partners, Inc. 8-K

Exhibit 10.5

NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OR ALL OF THE FOLLOWING INFORMATION FROM ANY INSTRUMENT THAT TRANSFERS AN INTEREST IN REAL PROPERTY BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER’S LICENSE NUMBER.

DEED OF TRUST AND SECURITY AGREEMENT

THE STATE OF TEXAS

KNOW ALL MEN BY THESE PRESENTS:

COUNTY OF COLLIN

That the undersigned, GRBK FRISCO LLC, a Texas limited liability company (hereinafter “Grantor” whether one or more), to secure the full and timely payment of the Indebtedness (hereinafter defined) and the performance of the Obligations (hereinafter defined), and in further consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration in hand paid by Beneficiary (hereinafter defined) and Gary L. Tipton, Trustee (hereinafter “Trustee” whether one or more) of Dallas County, Texas, the receipt and legal sufficiency of which is hereby acknowledged by Grantor, has Granted, Bargained, Assigned, Sold, Transferred, and Conveyed, and by these presents does Grant, Bargain, Assign, Sell, Transfer, and Convey, unto Trustee, the Property (hereinafter defined), in trust, however, for the use and benefit of Beneficiary.

TO HAVE AND TO HOLD unto the said Trustee and to his successors and his and their assigns forever, hereby covenanting and agreeing to forever warrant and defend the Property, and every part thereof, unto the said Trustee and to any successor Trustee, and to the assigns of any Trustee hereunder, against all persons whomsoever lawfully claiming or to claim the same or any part thereof, for and upon the trusts, terms and conditions contained herein; provided, however, if Grantor shall pay and perform, or cause to be paid and performed the Indebtedness and Obligations in full in accordance with the terms of the Security Documents (hereinafter defined), then this Deed of Trust (exclusive of Grantor’s indemnities contained herein) shall become null and void and be released at Grantor’s request and expense; otherwise, it shall remain in full force and effect.

Deed of Trust and Security Agreement-Page 1

ARTICLE I

DEFINITIONS AND USAGE

1.01     Definitions.     In addition to any terms defined elsewhere in this Deed of Trust, as used herein the following terms shall have the following defined meanings:

(a)          “Beneficiary” shall mean Inwood National Bank, a national banking association, whose mailing address is 7621 Inwood Road, Dallas, Texas 75209, as well as any subsequent holder or holders of the Note.

(b)          “Code” shall mean the Texas Business and Commerce Code, as now written or as hereafter amended or superseded.

(c)          “Deed of Trust” shall mean the Deed of Trust and Security Agreement evidenced by this document.

(d)          “Event of Default” shall mean any occurrence described in Section 3.01 hereof.

(e)          “Grantor” shall mean the party or parties, whether one or more, first identified in this Deed of Trust by typed or handwritten insertion, whose mailing address is 2805 North Dallas Parkway, Suite 400, Plano, Texas 75093, as well as the successors, assigns, heirs, and legal representatives of such party or parties.

(f)          “Fixtures” shall mean all materials, supplies, equipment, apparatus, and other items now or hereafter attached to, installed in or used (temporarily or permanently) in connection with any of the Improvements (hereinafter defined) or the Land (hereinafter defined), and all renewals, replacements, and substitutions thereof and additions thereto, all of which property and things to the extent permitted by law are hereby declared to be permanent accessions to the Land.

(g)          “Governmental Authority” shall mean any and all governmental or quasi-governmental entities of any nature whatsoever, whether federal, state, county, district, city or otherwise, and whether now or hereafter in existence.

(h)          “Impositions” shall mean any required insurance, taxes, assessments, any easement, license or agreement maintained for the benefit of the Property, including leasehold payments or ground rents, if any, and any interest, costs or penalties with respect thereto, of any nature whatsoever which may now or hereafter be assessed, levied or imposed upon the Property or the ownership, use, occupancy or enjoyment thereof.

(i)           “Improvements” shall mean any and all buildings, parking areas and other improvements, and any and all additions, alterations, or appurtenances

Deed of Trust and Security Agreement-Page 2

thereto, now or at any time hereafter placed or constructed upon the Land or any part thereof.

(j)           “Indebtedness” shall mean the principal, interest, and all other amounts due under the Note (hereinafter defined) or secured by this Deed of Trust and the other Security Documents.

(k)          “Land” shall mean the real estate (or interest therein) described in Exhibit “A” attached hereto and incorporated herein by this reference and, subject to the Permitted Exceptions described in Exhibit “B” attached hereto and incorporated herein by this reference, all Improvements and Fixtures, and all rights, titles and interests appurtenant thereto.

(l)           “Loan Agreement” shall mean that certain Loan Agreement dated effective as of July 30, 2015, as subsequently amended, entered into by and between, among others, Grantor, and Green Brick Partners, Inc., a Delaware corporation, as borrower (“Borrower”), and Beneficiary, as Lender.

(m)         “Legal Requirements” shall mean any and all of the following that may now or hereafter be applicable to Grantor or the Property: (i) judicial decisions, statutes, rulings, rules, regulations, permits, certificates or ordinances of any Governmental Authority having jurisdiction over the Grantor or the Property; and (ii) restrictions of record.

(n)          “Note” shall mean that certain Revolving Line of Credit dated effective as of July 30, 2015, as subsequently renewed, extended, and modified, executed by Borrower, as maker, payable to the order of Beneficiary, in the aggregate principal amount of FIFTY MILLION AND 00/100 DOLLARS ($50,000,000.00), and payable as therein provided, and all extensions, renewals, and modifications thereof, and all other notes given in substitution therefor.

(o)          “Obligations” shall mean any and all of the covenants, warranties, representations and other obligations (other than to repay the Indebtedness) made or undertaken by Grantor or Borrower under the Security Documents or Legal Requirements.

(p)          “Permitted Exceptions” shall mean, (i) if any, the liens, encumbrances, security interests, easements, intrusions, reservations, and adverse claims affecting the Property as set forth in Exhibit “B” attached hereto and incorporated herein by this reference, (ii) the lien and security interest created by this Deed of Trust and any other lien against the Land in favor of Beneficiary; and (iii) the matters, if any, set forth as exceptions on Schedule B of any title insurance policy issued in connection with the transaction described in this Deed of Trust or the Loan Agreement.

Deed of Trust and Security Agreement-Page 3

(q)          “Property” shall mean the Land (including all minerals thereon and thereunder), Improvements, and Fixtures, together with all or any part of and any interest in the following: (i) rights, privileges, tenements, hereditaments, rights-of-way, easements, appendages and appurtenances in any way pertaining thereto, and rights, titles, and interests of Grantor in and to any bed of any stream, creek, or waterway, streets, roads, alleys, strips of land adjoining the Land or any part thereof, and all rights of ingress and egress to the Land; (ii) additions, substitutions, replacements and revisions thereof and thereto and all reversions and remainders therein; and (iii) all leases, rents, royalties, oil and gas rights and profits, water rights, in any manner now or hereafter a part of or relating to the Land.

(r)          “Security Documents” shall mean the Note, this Deed of Trust, the Loan Agreement, and all other instruments, documents, or other writings now or hereafter executed by Grantor or Borrower pertaining to or as security for the payment of the Indebtedness or the performance of the Obligations.

(s)          “Trustee” shall mean the party identified second in this Deed of Trust by typed or handwritten insertion; and his, its or their substitutes, successors and assigns.

1.02     Context and Usage.     Whenever the context hereof requires, reference in this Deed of Trust to the singular number shall include the plural, and likewise the plural shall include the singular; words denoting sex shall be construed to include the masculine, feminine and neuter, where appropriate; and specific enumeration shall not exclude the general, but shall be considered as cumulative.

ARTICLE II

REPRESENTATIONS, WARRANTIES, COVENANTS

AND OTHER AGREEMENTS OF GRANTOR

2.01     Representations, Warranties, Covenants, and other Agreements of Grantor. Grantor and Borrower, as applicable, unconditionally represents, warrants, covenants, and agrees that:

(a)          The Obligations set forth in the Security Documents are legal, valid, and binding on Grantor and Borrower, as applicable, in accordance with their terms, and no offsets or defenses exist against Beneficiary in favor of Grantor or Borrower which would in any way lessen or invalidate Grantor’s or Borrower’s liability under the Security Documents or the Indebtedness.

(b)          The execution and delivery of, and performance under, the Security Documents are within Grantor’s and Borrower’s authority and powers.

Deed of Trust and Security Agreement-Page 4

(c)          Grantor has good and indefeasible title to the Land, Improvements, and Fixtures, free and clear of any liens, encumbrances, security interests, easements, or adverse claims except for those Permitted Exceptions, if any, set forth in Exhibit “B”, attached hereto. This Deed of Trust shall constitute a valid, subsisting first lien on the Land, Improvements, and Fixtures, all in accordance with the terms hereof.

(d)          Borrower will duly and punctually: (i) pay the Indebtedness, as and when called for in the Security Documents; (ii) perform all of its Obligations, in full, on or before the date or dates same are to be performed; and (iii) cause each of the Impositions to be paid and discharged not later than the due dates thereof and furnish Beneficiary with evidence of such payment.

(e)          Grantor (and, to the extent within Borrower’s control, Borrower) will promptly and fully comply with all present and future Legal Requirements and cause all Improvements, included or to be included in the Property, to comply with all Legal Requirements.

(f)          Grantor will use commercially reasonable efforts to maintain, preserve, and keep the Property in condition customary in the single-family development industry and will make, to the extent applicable, any necessary repairs, replacements, additions, improvements and alterations thereof and thereto, both structural and non-structural, which are necessary to keep the Property in such condition.

(g)          To the extent that any vertical improvements are constructed on the Property, Grantor will keep the Property insured against loss or damage by fire, explosion, windstorm, hail, tornado, flood (if the Property is located in an identified “flood hazard area”, in which flood insurance has been made available pursuant to the National Flood Insurance Act of 1968), and other hazards by policies of fire and extended coverage and Grantor shall obtain and maintain such other insurance coverage as Beneficiary shall reasonably require. The insurance carriers providing such insurance shall be chosen by Grantor subject to Beneficiary’s approval, which shall not be unreasonably withheld.

(h)          Either Grantor or Borrower will deliver to Beneficiary true and correct copies of the original policies evidencing such insurance as specified in Section 2.01(f) above and any additional insurance which shall be taken out upon the Property and receipts evidencing the payment of all premiums, and certificates evidencing renewals of all such policies of insurance shall be delivered to Beneficiary at least ten (10) days before any such insurance shall expire; and that any such policies shall be payable to Beneficiary as its interest may appear, pursuant to a mortgagee clause attached which shall be satisfactory to Beneficiary, and shall provide for at least ten (10) days prior written notice to Beneficiary prior to cancellation of such policies. In the event of foreclosure, of this Deed of Trust, or other transfer of title to Property in extinguishment in whole

Deed of Trust and Security Agreement-Page 5

or in part of the Indebtedness, all right, title and interest of Borrower and/or Grantor in and to any such policies then in force concerning the Property and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure or Beneficiary in the event of such transfer. In case of any insured loss under any such policies, Beneficiary, at its option, shall be entitled to receive and retain the proceeds of any such insurance policies, applying the same upon the Indebtedness or to apply such proceeds to the repair or restoration of the Improvements.

(i)           Upon Beneficiary’s request, but only after an Event of Default has occurred and is continuing, Borrower will deposit with Beneficiary, each month in advance, a monetary sum estimated by Beneficiary to equal, on a monthly basis, all or such portion of the Impositions as Beneficiary may reasonably require. If such monthly deposits are being made, then, at least thirty (30) days prior to the date on which any tax or insurance premium must be paid to prevent delinquency thereof, Borrower will, on request of Beneficiary, deliver to Beneficiary, a statement or statements showing the amount of the tax or premium required to be paid, and the concern or authority to which same is payable, and will, at the same time, deposit with Beneficiary such amount as will, when added to the amount of such impounds and reserves previously deposited with Beneficiary and then remaining available for that purpose, be sufficient to pay such insurance or tax obligations. If such monthly deposits are being made, then Beneficiary shall apply all or any of the foregoing deposits in the payment of such insurance, tax, or other Impositions. Beneficiary shall not be required to pay Borrower any interest or earning on any of the foregoing deposits. As additional security hereunder, Borrower hereby assigns to Beneficiary all impounds or reserve accounts for Impositions and any unexpired insurance with respect to the Property. Upon an Event of Default hereunder, Beneficiary may at any time, without notice, apply the same as provided in Section 3.07 below.

(j)           Grantor will give prompt written notice to Beneficiary of any condemnation proceeding or casualty loss affecting the Property and in each such instance, afford Beneficiary an opportunity to participate in any such proceeding or in the settlement of any awards thereunder.

(k)          Grantor will promptly pay all debts and liabilities of any character related to the Property including, without limitation, all debts and liabilities for labor, material and equipment incurred in the construction, rehabilitation and improvement of the Property, or any part thereof, and will complete in a good and workmanlike manner any Improvements that may be constructed or repaired thereon.

(k)          If the validity or priority of this Deed of Trust or of any rights, titles, liens or interests created or evidenced hereby with respect to the Property or any part thereof shall be endangered or questioned or shall be attacked directly or indirectly or if any legal proceedings are instituted against Grantor with respect

Deed of Trust and Security Agreement-Page 6

thereto, Grantor will promptly give written notice thereof to Beneficiary and at Grantor’s own cost and expense will use commercially reasonable efforts to endeavor to cure any defect that may be developed or claimed, and will take all necessary and proper steps for the defense of such legal proceedings including, but not limited to, the employment of counsel, the prosecution or defense of litigation and the release or discharge of all adverse claims, and the Trustee and Beneficiary, or either of them (whether or not named as parties to legal proceedings with respect thereto) are hereby authorized and empowered to take such additional steps as in their reasonable judgment and discretion may be necessary or proper for the prosecution or defense of any such legal proceedings including, but not limited to, the employment of independent counsel, the prosecution or defense of litigation and the compromise or discharge of any adverse claims made with respect to the Property, and all reasonable and necessary expenses so incurred of any kind and character shall be a demand obligation owing by Grantor and shall bear interest from the date of expenditure until paid at the highest rate of interest which may legally be contracted for under the laws of the State of Texas, and shall be secured by the lien and security interest evidenced by this Deed of Trust, and the party incurring such expenses shall be subrogated to all rights of the person receiving such payment.

(l)           Grantor will defend and hold Beneficiary harmless from, any action, proceeding or claim affecting the Property or the Security Documents or the lien or security interest created thereby except to the extent otherwise provided herein. Further, Grantor will notify Beneficiary, in writing, promptly, of the commencement of any legal proceedings affecting the Property, or any part thereof, and will take all commercially reasonable action to preserve Beneficiary’s rights affected thereby; and Beneficiary may, at its election, take such action in behalf and in the name of Grantor, and at Grantor’s expense, and all reasonable and necessary expenses so incurred of any kind and character shall be a demand obligation owing by Grantor and shall bear interest from the date of expenditure until paid at the highest rate of interest which may legally be contracted for under the laws of the State of Texas, and shall be secured by the lien and security interest evidenced by this Deed of Trust, and the party incurring such expenses shall be subrogated to all rights of the person receiving such payment.

(m)         Grantor agrees that Beneficiary and its authorized agents, attorneys, representatives, and employees, may at all reasonable times and intervals, enter upon and inspect the Property after notice to Grantor and provided that such inspections do not unreasonably interfere with Grantor’s operations on the Property.

(n)          Grantor will not use or occupy, or permit any use or occupancy of the Property in any manner which violates any Legal Requirement; may be dangerous; constitutes a public or private nuisance; or makes void or voidable any insurance on the Property.

Deed of Trust and Security Agreement-Page 7

(o)          Grantor will not, without the prior written consent of Beneficiary: (i) create, place or permit to be created or placed, or allow to remain, any mortgage, pledge, lien (statutory, constitutional or contractual), security interest, encumbrance or charge, or conditional sale or other title retention agreement, regardless of whether same are expressly subordinate to the liens and security interests of the Security Documents, with respect to the Property; (ii) request change in any zoning ordinance affecting the Property except for zoning changes to single-family residential; (iii) enter into any covenant, contract or other agreement, except in the ordinary course of Grantor’s business, which would materially and adversely affect the use of the Property; or (iv) sell, lease (except in the ordinary course of Grantor’s business) exchange, assign, convey, transfer possession of, or otherwise dispose of, all or any portion of the Property, or any interest therein, but if ownership of the Property or any part thereof or interest therein becomes vested in any person or entity other than Grantor, Beneficiary or any other holder of the Indebtedness may, without notice to Grantor, deal with such successor or successors-in-interest with reference to this Deed of Trust and the Indebtedness in the same manner as with Grantor without in any way discharging Borrower from the Indebtedness or the Obligations. Without limiting the right of Beneficiary to reasonably withhold its consent or to make other requirements prior to granting its consent, Beneficiary may require: (i) evidence reasonably satisfactory to Beneficiary that transferee is credit worthy; and (ii) transferee to execute such written modification and assumption agreements with regard to the Security Documents as Beneficiary shall deem reasonably necessary or desirable, including, but not limited to, provisions increasing the interest rate on the Note. No transfer of the Property, no forbearance by the Beneficiary and no extension of the time for the payment of the Indebtedness or the performance of the Obligations granted by Beneficiary shall release, discharge or affect in any way Borrower’s liability hereunder.

(p)          Neither Borrower nor Grantor will permit: (i) any waste or deterioration of any part of the Property; (ii) any material alterations or additions to the Property, unless in the ordinary course of Grantor’s business; or (iii) any of the Fixtures to be removed at any time from the Land or Improvements, except in the ordinary course of Grantor’s business, unless the removed item is removed temporarily for maintenance and repair or, if removed permanently, is replaced by an article of at least equal suitability and value, and owned by Grantor free and clear of any other lien or security interest.

(q)          Grantor and Borrower will execute and deliver such further instruments and do such further acts as may be necessary or desirable in Beneficiary’s or Trustee’s reasonable opinion, to carry out more effectively the purposes and intent of this Deed of Trust and the Security Documents, and to perfect the rights, titles, liens and security interest herein created or intended to be created and protect the rights, remedies, powers and privileges of Beneficiary hereunder. Further, Grantor and Borrower will, upon request of Beneficiary, promptly correct any defect, error or omission, which may be discovered in the

Deed of Trust and Security Agreement-Page 8

contents of this Deed of Trust, the Note, or the Security Documents, and will execute and deliver any and all additional instruments as may be reasonably requested by Beneficiary or Trustee to correct such defect, error or omission, or to identify any additional properties which are or become subject to this Deed of Trust.

(r)          Borrower will promptly pay and hold Beneficiary harmless from all reasonable attorney’s fees and all other actual, out-of-pocket costs incurred by Grantor or Borrower, or actual, out-of-pocket costs of enforcement incurred by Beneficiary, in connection with the performance of the covenants of this Deed of Trust, or otherwise attributable to or chargeable to Grantor as owner of the Property.

(s)          At all times throughout the term of the Indebtedness made pursuant to and arising out of the Security Documents, Grantor and all of its respective Affiliates (defined below) shall (i) not be a Prohibited Person (defined below), and (ii) be in full compliance with all applicable orders, rules, regulations and recommendations of the Office of Foreign Assets Control (“OFAC”) of the U. S. Department of the Treasury.

The term “Prohibited Persons” shall mean any person or entity: (i) listed in the Annex to, or otherwise subject to the provisions of, Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism (the “Executive Order”); (ii) that is owned or controlled by, or acting for or on behalf of, any person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order; (iii) with whom Beneficiary is prohibited from dealing or otherwise engaging in any transaction by any terrorism or money laundering law, including the Executive Order; (iv) who commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order; (v) that is named as a “specially designated national and blocked person” on the most current list published by OFAC at its website, www.ustreas.gov/offices/enforcement/ofac or at any replacement website or other replacement or supplemental official publication of such list; or (vi) who is an Affiliate of or affiliated with a person or entity listed above.

The term “Affiliate” as used herein shall mean, as to any person or entity, any other person or entity that, directly or indirectly, is in control of, is controlled by, or is under common control with such person or entity, or is a director or officer of such person or entity or of an Affiliate of such person or entity. As used herein, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of management, policies or activities of a person or entity, whether through ownership or voting securities or interest, by contract or otherwise.

Deed of Trust and Security Agreement-Page 9

ARTICLE III

DEFAULT AND REMEDIES

3.01     Events of Default.     The term “Event of Default”, as used in this Deed of Trust, shall mean the occurrence at any time and from time to time, of any one or more of the following, subject to any notice and opportunity to cure provisions contained in the Loan Agreement and, if no notice and opportunity to cure provisions contained in the Loan Agreement shall apply for a default by Grantor hereunder, then Grantor shall have a period of thirty (30) days after Grantor’s receipt of Lender’s written notice to Grantor of such default, provided, however, that if Grantor has commenced, and is continuing to utilize commercially reasonable efforts to, effect a cure, then Grantor shall be entitled to a period of up to ninety (90) days in the aggregate from the date of Grantor’s receipt of such written notice to effect a cure:

(a)          If any portion of the Indebtedness, as and when the same shall become due and payable, shall fail to be paid fully and timely in accordance with the terms of the Note.

(b)          If any of Grantor’s obligations hereunder or under the Loan Agreement shall fail to be discharged fully and timely after the expiration of any applicable notice and opportunity to cure.

(c)          If any representation, warranty or other information, including, without limitation, financial statements, supplied to Beneficiary under this Deed of Trust shall be false, misleading or erroneous in any material respect and in any manner (whether by omission or inclusion).

(d)          If a default, or event of default, occurs under the Loan Agreement (subject to any applicable notice and opportunity to cure provision).

3.02     Remedies Upon Default. To the fullest extent permitted in equity or at law, by statute or otherwise, if an Event of Default shall occur, Beneficiary, at Beneficiary’s sole election and by or through the Trustee or otherwise, may exercise any or all of the remedies described below. Prior to exercising any remedies described below for the occurrence of an Event of Default, Grantor and Borrower shall be entitled to all notice and cure rights as provided for in the Loan Agreement. If Borrower fails to cure such Event of Default within the applicable time period as provided for in the Loan Agreement, then Beneficiary shall have the right to exercise its remedies as provided herein.

Beneficiary’s remedies under this Section include the following:

(a)          Declare all unpaid amounts under the Note and any other unpaid portion of the Indebtedness immediately due and payable, without further notice,

Deed of Trust and Security Agreement-Page 10

notice of intent to accelerate maturity, notice of acceleration of maturity, presentment, protest, demand or action of any nature whatsoever (each of which is hereby expressly waived by Grantor and Borrower), whereupon the same shall become immediately due and payable.

(b)          Enter upon the Property and take exclusive possession thereof, and, if necessary to obtain such possession, Beneficiary may invoke any and all legal remedies to dispossess Grantor or any other persons, including specifically one or more actions for forcible entry and detainer, trespass to try title or writ of restitution.

(c)          Hold, lease, manage, operate or otherwise use or permit the use of the Property, either itself or by other persons, firms or entities, in such manner, for such time and upon such other terms as Beneficiary may reasonably deem prudent under the circumstances (making such repairs, alterations, additions and improvements thereto and taking such other action from time to time as Beneficiary shall reasonably deem necessary or desirable), and apply all rents collected in connection therewith in accordance with the provisions of Section 3.07 below.

(d)          Sell or offer for sale the Property in such portions, order and parcels as Beneficiary may determine, with or without having first taken possession of same, to the highest bidder for cash at public auction. Such sale shall be made at the courthouse door of the county where the Land is situated (or if the Land is situated in more than one county, the Property shall be sold at the courthouse door of any of such counties as designated in the notices of sale provided for herein) on the first Tuesday of any month between 10:00 a.m. and 4:00 p.m. after giving adequate legal notice of the time, place and terms of sale, by posting or causing to be posted written or printed notices thereof for at least twenty-one (21) consecutive days preceding the date of said sale at the courthouse door of the foregoing county and, if the Land is situated in more than one county, one notice shall be posted at the courthouse door of each county in which the Land is situated, and by Beneficiary serving written notice of such proposed sale on each debtor obligated to pay the Indebtedness, at least twenty-one (21) days preceding the date of said sale by certified mail at the most recent address for such parties in the records of Beneficiary, or by accomplishing all or any of the aforesaid in such manner as permitted or required by Section 51.002, Texas Property Code (as now written or as hereafter amended or superseded) relating to the sale of collateral after default by a debtor or by any other applicable present or subsequent laws. At any such sale: (i) Trustee shall not be required to have physically present, or to have constructive possession of, the Property (Grantor hereby covenanting and agreeing to deliver to Trustee any portion of the Property not actually or constructively possessed by Trustee immediately upon demand by Trustee) and the title to and right of possession of any such property shall pass to the purchaser thereof as completely as if the same had been actually present and delivered to purchaser at such sale; (ii) each instrument of conveyance executed

Deed of Trust and Security Agreement-Page 11

by Trustee shall contain a special warranty of title, binding upon Grantor; (iii) each and every recital contained in any instrument of conveyance made by Trustee shall presumptively establish the truth and accuracy of the matters recited therein, including, without limitation, nonpayment of the Indebtedness, advertisement and conduct of such sale in the manner provided herein and otherwise by law and by appointment of any successor Trustee hereunder; (iv) any and all prerequisites to the validity of such sale shall be conclusively presumed to have been performed; (v) the receipt of Trustee or of such other party making the sale shall be a sufficient discharge to the purchaser for his purchase money and no such purchaser, or his assigns or personal representatives, shall thereafter be obligated to see to the application of such purchase money or be in any way answerable for any loss, misapplication or nonapplication thereof; (vi) Grantor shall be completely and irrevocably divested of all of its right, title, interest, claim and demand whatsoever, either at law or in equity, in and to the property sold and such sale shall be a perpetual bar both at law and in equity against Grantor, and against any and all other person claiming or to claim the property sold or any part thereof by, through or under Grantor; and (vii) Beneficiary may be a purchaser at any such sale. Should the Property be sold in one or more parcels as permitted by this subsection, the right of sale arising out of any Event of Default shall not be exhausted by any one or more such sales, but other and successive sales may be made until all of the Property has been sold or until the Indebtedness has been fully satisfied.

(e)          Upon, or at any time after, commencement of foreclosure of the lien and security interest provided for herein, or any legal proceedings hereunder, make application to a court of competent jurisdiction as a matter of strict right and without notice to Grantor or regard to the adequacy of the Property for the repayment of the Indebtedness, for appointment of a receiver of the Property and Grantor does hereby irrevocably consent to such appointment. Any such receiver shall have all the usual powers and duties of receivers in similar cases, including the full power to rent, maintain, and otherwise operate the Property upon such terms as may be approved by the court, and shall apply such rents in accordance with the provisions of Section 3.07 below.

(f)          Exercise any and all other rights, remedies and recourses granted under this Deed of Trust or the Loan Agreement.

3.03     Remedies Non-Exclusive. All rights, remedies and recourses of Beneficiary granted in the Security Documents or otherwise available at law or equity:

(a)          Shall be cumulative and concurrent;

(b)          May be pursued separately, successively or concurrently against Grantor or against the Property, at the sole discretion of Beneficiary;

Deed of Trust and Security Agreement-Page 12

(c)          May be exercised as often as occasion therefor shall arise, it being agreed by Grantor that the exercise or failure to exercise any of same shall in no event be construed as a waiver or release thereof or of any other right, remedy or recourse; and

(d)          Shall be non-exclusive.

3.04     Non-Waiver. Beneficiary may release, regardless of consideration, any part of the Property without, as to the remainder, in any way impairing, affecting, subordinating or releasing the lien or security interests evidenced by the Security Documents. For payment of the Indebtedness, Beneficiary may resort to any of the security therefor in such order and manner as Beneficiary may elect. No security heretofore, herewith or subsequently taken by Beneficiary shall in any manner impair or affect the security given by the Security Documents and all security shall be taken, considered and held as cumulative.

3.05     Waiver of Rights by Grantor. Grantor and Borrower, as applicable, each, hereby irrevocably and unconditionally waives and releases:

(a)          All benefit that might accrue to Grantor by virtue of any present or future law exempting the Property from attachment, levy or sale on execution or providing for any appraisement, valuation, stay of execution, exemption from civil process, redemption or extension of time for payment;

(b)          All notices of any Event of Default or of Trustee’s or Beneficiary’s exercise of any right, remedy or recourse except as specifically provided for under the Security Documents;

(c)          Any right to a marshalling of assets for a sale in inverse order of alienation; and

(d)          Any right of offset, or other claim whatsoever which may now or hereafter exist against Beneficiary or in favor of Grantor and no such right or claim shall in any way be used by Grantor to lessen, impair or defeat Beneficiary’s rights hereunder.

3.06     Adjournment of Sale.      In case Beneficiary shall have proceeded to invoke any right, remedy or recourse permitted under the Security Documents and shall thereafter elect to discontinue or abandon same for any reason, Beneficiary shall have the unqualified right so to do and, in such event, Grantor, Borrower, and Beneficiary shall be restored to their former positions with respect to the Indebtedness, the Obligations, the Security Documents, the Property and otherwise, and the rights, remedies, recourses and powers of Beneficiary shall continue as if same had never been invoked.

Deed of Trust and Security Agreement-Page 13

3.07     Application of Proceeds.     Any proceeds of any sale of, and any rents or other amounts generated by the holding, leasing, operation or other use of the Property shall be applied in the following order of priority:

(a)          First, to the payment of all reasonable costs and expenses of taking possession of the Property and of holding, leasing, operating, using, repairing, improving and selling the same, including, without limitation, reasonable fees of the attorneys retained by Beneficiary or Trustee; reasonable fees of any receiver or accountants; recording and filing fees; court costs; costs of advertisement, and the payment of any and all Impositions, liens, security interest of this Deed of Trust (except those to which the Property has been sold subject to and without in any way implying Beneficiary’s consent to the creation thereof);

(b)          Second, to the payment of all accrued and unpaid interest due on the Indebtedness;

(c)          Third, to the payment of the unpaid principal balance of the Indebtedness;

(d)          Fourth, to the payment of all amounts, other than unpaid principal balance of the Indebtedness, which may be due to Beneficiary under the Security Documents, together with interest thereon as provided therein;

(e)          Fifth, to Grantor.

3.08     Additional Remedies.     In addition to the remedies set forth in this Article III, upon the occurrence of an Event of Default the Beneficiary and Trustee shall, in addition, have available to them the remedies set forth in Article IV below, as well as all other remedies available to them at law or in equity.

ARTICLE IV

SECURITY AGREEMENT

4.01     Grant of Security Interest.      This Deed of Trust shall also constitute and serve as a security agreement on personal property within the meaning of, and shall constitute a first and prior security interest under, Chapter 9 of the Code, with respect to the Fixtures, and all existing and future rents, leases and rentals thereunder, issues, profits, income, condemnation awards (inclusive of all amounts paid in connection with any public taking), insurance proceeds and all proceeds of the foregoing, plans and specifications for the Improvements, all of Grantor’s rights under any licenses, permits, certificates, documents, and general intangibles (including trade names and symbols used in connection with the Land or the Improvements), waste water, fresh water and other utility capacity and facilities available to or allocated to the Land or the Improvements (hereinafter collectively referred to as the “Personal Property”) arising out of or in

Deed of Trust and Security Agreement-Page 14

connection with the Property, all existing and future equipment, machinery, furniture and furnishings, fixtures and trade fixtures used in connection with the Property. To this end, and without limiting any of the provisions of this Deed of Trust, Grantor, as Debtor (and referred to sometimes herein as “Debtor”) has Granted, Bargained, Conveyed, Assigned, Transferred and Set Over and by these presents does Grant, Bargain, Convey, Assign, Transfer and Set Over unto Beneficiary, as Secured Party (and referred to sometimes herein as “Secured Party”), a first and prior security interest in all of Grantor’s right, title and interest in and to the Fixtures and the Personal Property to secure the full and timely payment of the Indebtedness and performance of the Obligations.

4.02     Additional Documents.     Grantor agrees to execute and deliver to Beneficiary, in form and substance satisfactory to Beneficiary, such financing statements and such further assurances as Beneficiary may, from time to time, reasonably consider necessary to create, perfect and preserve the security interest herein granted, and Beneficiary may cause such statements and assurances to be recorded and filed, at such times and places as may be required or permitted by law to create, perfect and preserve such security interest.

4.03     Rights of Trustee.     Beneficiary as well as Trustee on Beneficiary’s behalf, shall have all the rights, remedies and recourses with respect to the Fixtures afforded a “Secured Party” by Chapter 9 of the Code, in addition to, and not in limitation of, the other rights, remedies and recourses afforded Beneficiary and/or Trustee by the Security Documents.

4.04     Exculpation of Beneficiary and Trustee. The security interest herein granted shall not be deemed or construed to constitute Trustee or Beneficiary as a party in possession of the Property or to obligate Trustee or Beneficiary to lease the Property, or to take any action, incur any expenses or perform any obligation whatsoever under any lease or otherwise.

4.05     Additional Remedies in Event of Default. Upon the occurrence of an Event of Default as provided in Section 3.01 of this Deed of Trust, and at any time thereafter:

(a)          Trustee or Beneficiary shall have, with regard to the Fixtures, the remedies provided in this Deed of Trust and in the Code (no such remedy granted by the Code being excepted, modified or waived herein). Trustee or Beneficiary may use his or its reasonable discretion in exercising its rights and electing its remedies; provided, however, all actions shall be in compliance with the standards of the Code, where applicable and required. For purposes of the notice requirements of the Code and this Article IV, it is agreed that notice sent or given not less than ten (10) calendar days prior to the taking of the action to which the notice relates, is reasonable notice.

(b)          Trustee or Beneficiary shall be entitled, acting in its sole discretion, to apply the proceeds of any disposition of the Fixtures in the order set

Deed of Trust and Security Agreement-Page 15

forth in Part 5 of Article 9 of the Code, or, if allowed by the Code, in the order set forth in Section 3.07 hereof. If the proceeds are not sufficient to pay the Indebtedness in full, Grantor shall remain liable for any deficiency.

(c)     Notwithstanding anything herein to the contrary, Beneficiary, or the Trustee acting on Beneficiary’s behalf, may at its option dispose of the Fixtures and other items of personal property covered by this Deed of Trust in accordance with Beneficiary’s rights and remedies in respect of the Land pursuant to the provisions of this Deed of Trust, in lieu of proceeding under the Code.

4.06     Assembling of Personalty, Fixtures, Leases and Rents; Expenses. Beneficiary may require Grantor to assemble the Fixtures and make them available to Beneficiary or Trustee at a place to be designated by Beneficiary that is reasonably convenient to both parties. All reasonable expenses of retaking, holding, preparing for sale, lease or other use or disposition, selling, leasing or otherwise using or disposing of the Fixtures and the like which are incurred or paid by Beneficiary as authorized or permitted hereunder, including also all reasonable attorney’s fees, and all actual, out-of-pocket legal and reasonable expenses and costs, shall be added to the Indebtedness and Grantor shall be liable therefor.

4.07     No Lien on Consumer Goods. Notwithstanding anything to the contrary contained in this instrument, (a) if the Beneficiary is a state or national bank, and if any person executing this instrument is a “consumer” as defined in Regulation AA of the Board of Governors of the Federal Reserve System, no lien or security interest created or evidenced by this instrument shall extend to, cover or affect “household goods” as defined in Regulation AA of the Board of Governors of the Federal Reserve System; and (b) in all other cases, if any person executing this instrument is a “consumer” as defined in 16 C.F.R. §444.1, no lien or security interest created or evidenced by this instrument shall extend to, cover or affect “household goods,” as defined in 16 C.F.R. §444.1.

ARTICLE V

CONDEMNATION AND OTHER AWARDS

5.01     Condemnation and Other Awards. All judgments, decrees or awards now or hereafter made for injury or damage to the Property, or awards, settlements or other compensation now or hereafter made by any Governmental Authority, including those for any variation of, or change of grade in, any streets affecting the Land or the Improvements, are hereby assigned in their entirety to Beneficiary, who may apply the same to the Indebtedness secured hereby or in such manner as Beneficiary may elect, and Beneficiary is hereby authorized, in the name of Grantor, to execute and deliver valid acquittances for, and to appeal from, any such award, judgment or decree.

Deed of Trust and Security Agreement-Page 16

ARTICLE VI

THE TRUSTEE

6.01     Exculpation of Trustee. Trustee shall not be liable for any error of judgment or act done by Trustee in good faith, or be otherwise responsible or accountable to Grantor under any circumstances whatsoever, nor shall Trustee be personally liable in case of entry by him, or anyone entering by virtue of the powers herein granted, upon the Property for debts contracted or liability or damages incurred in the management or operations of the Property, Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by him hereunder, believed by him in good faith to be genuine. Trustee shall be entitled to reimbursement for reasonable expenses incurred by him in the performance of his duties hereunder. Grantor will, from time to time, reimburse Trustee for, and save him harmless against, any and all liability and actual, out-of-pocket expenses which may be incurred by him in the performance of his duties.

6.02     Holding of Funds. All moneys received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by law), and Trustee shall be under no liability for interest on any money received by him hereunder.

6.03     Substitute Trustee. Trustee may resign at any time with or without notice. If Trustee shall die, resign or become disqualified from acting in the execution of this trust or shall fail or refuse to execute the same when requested by Beneficiary so to do, or if, for any reason, Beneficiary shall prefer to appoint a substitute trustee to act instead of the aforenamed Trustee, Beneficiary shall have full power to appoint a substitute trustee and, if preferred, several substitute trustees in succession without any formality whatsoever other than an appointment and designation in writing signed by Beneficiary or its agent or officer (whose authority shall be presumed) which substitute trustee or trustees shall succeed to all the estates, rights, powers and duties of the aforenamed Trustee.

6.04     Rights of Substitute Trustee. Any new Trustee appointed pursuant to any of the provisions hereof shall, without any further act, deed or conveyance, become vested with all the estates, properties, rights, powers and trust of its or his predecessor in the rights hereunder with like effect as if originally named as Trustee herein; but nevertheless, upon the written request of Beneficiary or of the successor Trustee, the Trustee ceasing to act shall execute and deliver an instrument transferring to such successor Trustee, upon the trusts herein expressed, all the estates, properties, rights, powers and trusts of the Trustee so ceasing to act, and shall duly assign, transfer and deliver any of the property and money held by such Trustee to the successor Trustee so appointed in his place.

Deed of Trust and Security Agreement-Page 17

ARTICLE VII

MISCELLANEOUS

7.01     Survival of Obligations. Each and all of the Obligations shall survive the execution and delivery of the Security Documents, and the consummation of the loan called for therein, and shall continue in full force and effect until the Indebtedness shall have been paid in full.

7.02     Additional Documents. Grantor or Borrower, upon the request of Trustee or Beneficiary, shall execute, acknowledge, deliver and/or file such further instruments and do such further acts as may be reasonably necessary, desirable or proper to carry out more effectively the purposes of the Security Documents and to subject to the liens and security interests thereof any property intended by the terms thereof to be covered thereby, including specifically, but without limitation, any renewals, additions, substitutions, replacements, or appurtenances to the then Property. Borrower will pay all such recording, filing, re-recording, and refiling taxes, and reasonable fees and other charges, including those for security interest searches.

7.03     Notices. All notices or other communications required or permitted to be given or delivered pursuant to this Deed of Trust (except for notice of a foreclosure sale which shall be given in the manner set forth in Section 3.02 hereof) shall be in writing and shall be deemed properly given and/or delivered upon deposit in the United States mail, postage prepaid, registered or certified with return receipt requested, or upon actually delivering same in person or by duly appointed agent to the intended addressee or upon sending a prepaid telegram. For purposes of notice, the addresses of the parties shall be as set forth in the opening recital or in the Definitions hereinabove; provided, however, that either party shall have the right to change its address for notice hereunder to any other location within the continental United States by giving thirty (30) days prior notice to the other party in the manner set forth hereinabove.

7.04     Non-Waiver. Any failure by Trustee or Beneficiary to insist, or any election by Trustee or Beneficiary not to insist, upon strict performance by Grantor of any of the terms, provisions or conditions of the Security Documents shall not be deemed to be a waiver of same or of any other term, provision or condition thereof, and Trustee or Beneficiary shall have the right at any time or times thereafter to insist upon strict performance by Grantor of any and all of such terms, provisions and conditions.

7.05     Additional Advances or Expenditures by Beneficiary. If Grantor or Borrower shall fail, refuse or neglect to make any payment or perform any act required by the Security Documents, then at any time thereafter, and without notice to or demand upon Grantor and without waiving or releasing any other right, remedy or recourse Beneficiary may have because of same, Beneficiary may (but shall not be obligated to) make such payment or perform such act for the account of and at the expense of Borrower, and shall have the right to enter the Property for such purpose and to take all such action thereon and with respect to the Property as it may reasonably deem necessary

Deed of Trust and Security Agreement-Page 18

or appropriate. Borrower shall indemnify Beneficiary for all actual, out-of-pocket losses, expenses, damage, claims and causes of action, including reasonable attorney’s fees, incurred or accruing by reason of any acts performed by Beneficiary pursuant to this Section 7.05 or by reason of any other provision in the Security Documents. All sums paid by Beneficiary pursuant to this Section 7.05 and all other sums expended by Beneficiary to which it shall be entitled to be indemnified, together with interest thereon at the maximum rate of interest allowed by applicable law from the date of such payment or expenditure, shall constitute additions to the Indebtedness; shall be secured by the Security Documents; and shall be paid by Borrower to Beneficiary upon demand.

7.06     Heirs, Successors and Assigns. All Obligations contained in the Security Documents are intended by the Parties to be, and shall be construed as, covenants running with the Property. Further, all of the terms of the Security Documents shall apply to, be binding upon, and inure to the benefit of the parties thereto, their respective successors, assigns, heirs and legal representatives, and all other persons claiming by, through or under them.

7.07     Partial Invalidity. The Security Documents are intended to be performed in accordance with, and only to the extent permitted by, all applicable Legal Requirements. If any provision of any of the Security Documents or the application thereof to any person or circumstances shall, for any reason and to any extent, be invalid or unenforceable, neither the remainder of the instrument in which such provision is contained nor the application of such provision to other persons or circumstances nor the other instruments referred to hereinabove shall be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

7.08     Lawful Interest. All agreements between and among Grantor, Borrower, and Beneficiary are expressly limited so that in no contingency or event whatsoever whether by reason of advancement of the proceeds of the Note, acceleration of maturity of the unpaid principal balance thereof, or otherwise, shall the amount contracted for, charged, collected, paid or agreed to be paid to Beneficiary for the use, forbearance or detention of the money to be advanced hereunder exceed the highest lawful rate permissible under applicable law. If, from any circumstances whatsoever, fulfillment of any provision of the Security Documents, or any other agreement referred to herein, at the time performance of such provisions shall be due, shall involve transcending the maximum limit of validity prescribed by law which a court of competent jurisdiction may deem applicable hereto, then, ipso facto, the obligation to be fulfilled shall be reduced to the maximum limit of such validity, and if from any circumstance, Beneficiary shall ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall: (a) be applied to the reduction of unpaid principal of Indebtedness secured by the Security Documents; or (b) be refunded to the payor of such amount and not applied to the payment of interest. This provision shall control every other provision of all agreements including but not limited to the Security Documents between or among, Grantor, Borrower, and Beneficiary.

Deed of Trust and Security Agreement-Page 19

7.09     Subsequent Laws. In the event of the passage after the date of this Deed of Trust of any applicable law changing in any way the laws for the taxation of deeds of trust and/or the debts secured thereby so as to affect this Deed of Trust, Beneficiary shall have the right, at Beneficiary’s option, and if Grantor fails to pay the tax owed within fifteen (15) days after receipt of written notice and demand for payment from Beneficiary, to declare the Indebtedness immediately due and payable.

7.10     Entire Agreement; Amendment. The Security Documents contain the entire agreements between the parties relating to the subject matter hereof and thereof and all prior agreements relative thereto which are not contained herein or therein are terminated. The Security Documents may be amended, revised, waived, discharged, released or terminated only by a written instrument or instruments, executed by the party against which enforcement of the amendment, revision, waiver, discharge, release or termination is asserted. Any alleged amendment, revision, waiver, discharge, release or termination that is not so documented shall not be effective as to any party.

7.11     Counterparts. This Deed of Trust may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute but one instrument.

7.12     Subrogation. If any or all of the proceeds of the Note have been used to extinguish, extend or renew any indebtedness heretofore existing against the Property, then, to the extent of such funds so used, the Indebtedness and this Deed of Trust shall be subrogated to all of the rights, claims, liens, titles and interests heretofore existing against the Property to secure the indebtedness so extinguished, extended or renewed and the former rights, claims, liens, titles and interests, if any, are not waived but rather are continued in full force and effect in favor of Beneficiary and are merged with the lien and security interest created herein as cumulative security for the repayment of the Indebtedness and the satisfaction of the Obligations, regardless of whether said indebtedness, rights, claims, liens, title and interests are acquired by Beneficiary by assignment or are released by the holder thereof upon payment.

7.13     Governing Law. The Security Documents shall be governed by and construed according to the laws of the State of Texas and the applicable laws of the United States of America.

7.14     Headings. The article and section entitlements hereof are inserted for convenience of reference only and shall in no way alter, modify or define, or be used in construing, the text of such articles and sections.

7.15     Joint and Several Liability. If Grantor consists of more than one party, the Obligations set forth herein and in the Security Documents shall be the joint and several obligations of each of such parties.

7.16     Other Security. The security herein and hereby provided shall not affect, or be affected by, any other or further security heretofore or hereafter taken to secure the

Deed of Trust and Security Agreement-Page 20

Indebtedness. Beneficiary may release, without notice, any part of the Property, or other security heretofore or hereafter taken to secure the Indebtedness, or any person liable for all or part of the Indebtedness, and without in any way affecting the lien hereof as to the part, or parts, of the Property so retained, and no creditor of Grantor, nor any other person, firm, or corporation, shall have any objection thereto, or right to hold Beneficiary to account therefor, nor shall the lien of this Deed of Trust be adversely affected in any manner by any such release.

7.17     Fixture Filing. This Deed of Trust shall be effective as a financing statement filed as a fixture filing with respect to all Fixtures and is to be filed for record in the real property records in the Office of the County Clerk for the county or counties in which the Land is situated.

7.18     Partial Release. Beneficiary will agree to partial releases of the lien granted herein by Grantor against portions of the Property in accordance with the terms of the Loan Agreement, subject to and conditioned upon satisfaction of each of the requirements contained in the Loan Agreement.

7.19     Controlling Document. To the extent anything contained herein is inconsistent with or contrary to the terms of the Loan Agreement, the terms of the Loan Agreement shall control.

THE REMAINDER OF THE PAGE IS BLANK
SIGNATURE PAGE FOLLOWS

Deed of Trust and Security Agreement-Page 21

EXECUTED to be effective as of the 3rd day of May, 2016.

GRANTOR:

GRBK FRISCO LLC,
a Texas limited liability company

By:	/s/ James R. Brickman
James R. Brickman
Manager

ALL OBLIGATIONS AND AGREEMENTS
APPLICABLE TO BORROWER IN THIS
DEED OF TRUST ARE HEREBY ACKNOWLEDGED
AND AGREED TO FOR ALL PURPOSES:

Green Brick Partners, Inc.,
a Delaware corporation

By:	/s/ James R. Brickman
James R. Brickman
Chief Executive Officer

Deed of Trust and Security Agreement-Page 22

STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

THIS INSTRUMENT was acknowledged before me this 3rd day of May, 2016, by James R. Brickman, Manager of GRBK Frisco LLC, a Texas limited liability company, on behalf of said entity.

[Seal]	/s/ John Edward Hampton
	Notary Public, State of Texas
	Notary Number:	217535

STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

THIS INSTRUMENT was acknowledged before me this 3rd day of May, 2016, by James R. Brickman, Chief Executive Officer of Green Brick Partners, Inc., a Delaware corporation, on behalf of said entity.

[Seal]	/s/ John Edward Hampton
	Notary Public, State of Texas
	Notary Number:	217535

Deed of Trust and Security Agreement-Page 23

AFTER RECORDING RETURN TO:

Scott D. Osborn
Adair, Morris & Osborn, P.C.
325 N. St. Paul Street, Suite 4100
Dallas, Texas 75201

THE TRUSTEE’S ADDRESS IS:

c/o Scott D. Osborn
Adair, Morris & Osborn, P.C.
325 N. St. Paul Street, Suite 4100
Dallas, Texas 75201

Deed of Trust and Security Agreement-Page 24

EXHIBIT A

The Property

SITUATED in the State of Texas, County of Collin and City of Frisco, being part of the William Rogers Survey, Abstract No. 780, part of the J. T. Horn Survey, Abstract No. 418, part of the H. Moss Survey, Abstract No. 635, and part of a 400.740 acre tract of land as recorded under County Clerk No. 20131107001517630 of the Collin County Land Records with said premises being more particularly described as follows:

BEGINNING at a 1/2" iron rod found for corner in the north right-of-way line of Eldorado Parkway, said corner being the northeast corner of Right-of-Way Parcel 7B, the most southerly southeast corner of said 400.740 acre tract, the most southerly southeast corner of the herein described premises, and the southwest corner of Saint Francis of Assisi Block A, Lot 1R as recorded in Volume 2010, Page 116-117 of the Collin County Map Records;

THENCE with the north right-of-way line of Eldorado Parkway, the north line of right-of-way Parcel 7B, and the most southerly south boundary line of said 400.740 acre tract and said premises as follows: Northwesterly along a curve to the right having a central angle of 1°30'41" with a radius of 1430.00 feet, for an arc distance of 37.72 feet (chord = North 89°36'20" West, 37.72 feet) to a Roome capped iron rod found marking the end of said curve; North 88°50'59" West, 487.03 feet to a Roome capped iron rod found for corner; North 85°56'37" West, 394.46 feet to a Roome capped iron rod found for corner; North 81°19'40" West, 315.00 feet to a Roome capped iron rod found for corner; North 82°55'51" West, 433.35 feet to a Roome capped iron rod found for corner in the east right-of-way line of a Burlington Northern Railroad (100' R.O.W.), and marking the most southerly southwest corner of said 400.740 acre tract and said premises;

THENCE with the west line of said 400.740 acre tract, the west line of said premises, and the east right- of-way line of said Burlington Northern Railroad, North 11°16'39" East, 2720.71 to a point marking the northwest corner of said premises;

THENCE departing said railroad right-of-way line and with a northerly line of said premises as follows: South 73°34'20" East, 145.06 feet to a point for corner; South 07°19'45" East, 211.94 feet to a point for corner in the middle of Panther Creek;

THENCE with the downstream meanders of Panther Creek and the north line of said premises as follows: South 55°39'14" East, 128.30 feet to a point for corner; South 87°46'22" East, 57.18 feet to a point for corner; North 31°26'11" East, 156.13 feet to a point for corner; North 15°15'23" East, 175.26 feet to a point for corner; North 41°07'50" West, 93.50 feet to a point for corner; North 64°06'18" West, 83.70 feet to a point for corner; North 57°41'31" East, 180.77 feet to a point for corner; North 76°02'04" East, 547.50 feet to a point for corner; North 65°28'19" East, 147.71 feet to a point for corner; South 70°48'46" East, 230.19 feet to a point for corner; South 42°54'26" East, 147.33 feet to a point for corner; South 60°50'31" East, 158.85 feet to a point for corner; South 38°30'58" East, 123.59 feet to a point for corner; South 74°54'49" East, 239.09 feet to a point for corner; South 08°05'49" East, 48.11 feet to a point for corner in a south line of said 400.740 acre tract, and the north line of a Ridgeview West Memorial Park, Inc. 48.8 acre tract as recorded under County Clerk No. 96-0028427 of the Collin County Land Records;

THENCE with the north line of said 48.8 acre tract, and the south line of said 400.740 acre tract and said premises, South 89°02'07" West, 706.08 feet to a Roome capped iron rod set marking an interior corner of said 400.740 acre tract, said premises, and the northwest corner of said 48.8 acre tract;

THENCE with a common line between said 48.8 acre tract, 400.740 acre tract and said premises as follows: South 00°04'46" West, 280.20 feet to a ½" iron rod found; South 78°36'19" West, 221.76 feet to a nail found for corner; South 00°04'26" East, 523.11 feet to a Roome capped ½" iron rod found for corner; South 87°56'14" East, 217.00 feet to a ½" iron rod found for corner; South 00°03'18" East, partway with County Road 710 (Peaceful Road) a distance of 1,195.31 feet to a point for corner in rip rap at the southwest corner of said 48.8 acre tract, being in the north line of Saint Francis of Assisi Addition as recorded in Volume 2010, Pages 116-117 of the Collin County Map Records, and being in the centerline of a dedicated Sanctuary Drive;

THENCE with a south line of said 400.740 acre tract, said premises and the north line of said Saint Francis of Assisi Addition, South 88°30'18" West, passing at 33.92 feet a Survcon capped iron rod found on line, and continuing for a total distance of 86.10 feet to a ½" iron rod found marking an interior ell corner of said 400.740 acre tract, said premises, and the northwest corner said Saint Francis of Assisi Addition;

THENCE with an east line of said 400.740 acre tract, said premises, and the west line of said Saint Francis of Assisi Addition, South 00°48'32" East, 648.62 feet to the point of beginning and containing 4,210,487 gross square feet or 96.659 gross acres of land.

EXHIBIT B

Permitted Exceptions

1.	Easement(s) and rights incidental thereto, granted to the City of Frisco, Texas, a Texas Home Rule Municipal Corporation, as provided in a document recorded on January 13, 2003, in Volume 5334, Page 1403, Real Property Records, Collin County, Texas, as shown on the survey of the Property prepared by F. E. Bemenderfer Jr., Registered Professional Land Surveyor Number 4051, dated December 2, 2015 (the "Survey").

2.	Easement(s) and rights incidental thereto, granted to Texas Power & Light Company, a Texas corporation, as provided in a document recorded on February 15, 1954, in Volume 480, Page 484, Real Property Records, Collin County, Texas, as shown on the Survey.

3.	Easement(s) and rights incidental thereto, granted to Southwestern Bell Telephone Company, as provided in a document recorded on July 17, 1969, in Volume 737, Page 32, Real Property Records, Collin County, Texas, as shown on the Survey.

4.	Easement(s) and rights incidental thereto, granted to Southwestern Bell Telephone Company, as provided in a document recorded on September 9, 1969, in Volume 740, Page 477, Real Property Records, Collin County, Texas, as shown on the Survey.

5.	Easement(s) and rights incidental thereto, granted to Southwestern Bell Telephone Company, as provided in a document recorded on September 19, 1969, in Volume 741, Page 366, Real Property Records, Collin County, Texas, as shown on the Survey.

6.	Easement(s) and rights incidental thereto, granted to the City of Frisco, Texas, as provided in a document recorded on January 21, 1999, in Volume 4336, Page 1035, Real Property Records, Collin County Texas, as affected by an ordinance recorded in Volume 5338, Page 4259, Real Property Records, Collin County Texas, as shown on the Survey.

7.	Easement(s) and rights incidental thereto, granted to the City of Frisco, Texas, as provided in a document recorded on January 21, 1999, in Volume 4336, Page 1043, Real Property Records, Collin County Texas, as shown on the Survey.

8.	Matters contained in that certain Memorandum of Development Agreement, dated February 25, 2004, executed by the City of Frisco, Texas, and J. Baxter Brinkmann, recorded on February 25, 2004, in Volume 5613, Page 4265, Real Property Records, Collin County Texas.

9.	Rights of the public to any portion of the Property lying within the area commonly known as County Road 710 (Peaceful Road).

10.	Any rights, interests, or claims which may exist or arise by reason of the following matters disclosed by the Survey: rights of third parties in and to the overhead electric line(s) as shown; concrete drive encroaching and/or protruding as shown; power pole(s) outside easement as shown.

11.	Any rights, interests, or claims which may exist or arise by reason of the following matters disclosed by the Survey: fence encroaching and/or protruding as shown.